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                                                                   Exhibit 10.26

                                AMENDMENT TO THE

                     RAYOVAC 401(k) RETIREMENT SAVINGS PLAN


WHEREAS, Rayovac Corporation (the "Employer") heretofore adopted the Rayovac 401(k) Retirement Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of July 31,2003, as follows:

1. Section 2.1 of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

     Notwithstanding the foregoing provisions, any Employee of the Employer's Dixon Division who:

     (i)     is employed in a contingent job classification, and

     (ii) is not in an excluded class of Employees described in the preceding paragraph shall become a Participant in the Plan effective as of the first day of the month coincident with or next following the Employee's completion of a twelve (12)-month period of employment with the Employer, measured from the Employee's Employment Date.

2.   Article Two of the Plan shall be amended by the addition of the following
     Section 2.1A:

     2.1A    SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES

     (a) SERVICE WHILE A MEMBER OF AN INELIGIBLE CLASSIFICATION OF EMPLOYEES. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any prior periods of Service completed while a member of such an ineligible classification. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during

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             which he is employed in a job classification which is excluded from participating in the Plan under Section 2.1.

     (b) SERVICE WITH RELATED GROUP MEMBERS. For each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this
             Section 2.1A(b)) with anyone or more members of such related group shall be treated as employment by the Employer. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee, but the Employee shall be deemed to have continued in employment with the Employer. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b),
             Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

     (c) CONSTRUCTION. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

3. Section 3.2(e) of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

     Notwithstanding the foregoing, for the Plan Year beginning January 1, 2003, at the discretion of the Employer's board of directors, all or a portion of the contribution under Section 3.2(c) for the Plan Year may provide an allocation to "qualifying Participants" (within the meaning of Section 3.2(b)) equal to the difference between (i) the amount which would have been allocated under said Section 3.2(b) had the Participant's actual age been utilized during a Plan Year and (ii) the amount allocated under such Section.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 23 day of July, 2003.

                                                   RAYOVAC CORPORATION

                                                   By:  /s/ Kent J. Hussey
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